CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 10, 2005 (except for matters disclosed in Note 4, paragraphs 4 and 5, as to which the date is March 12, 2005, Note 15, paragraph 4, as to which the date is April 13, 2005, and Note 15, paragraph 5, as to which the date is May 13, 2005), relating to the financial statements of Vincera, Inc. (formerly Smarte Solutions, Inc.) as of and for the years ended December 31, 2004 and 2003 which report includes an explanatory paragraph as to an uncertainty with respect to Vincera, Inc.'s ability to continue as a going concern, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
May 16, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated July 27, 2004 (except for matters disclosed in Note 13 as to which the date is April 13, 2005), relating to the financial statements of Vincera Software, Inc. as of and for the years ended December 31, 2003 and 2002 which report includes an explanatory paragraph as to an uncertainty with respect to Vincera Software, Inc.'s ability to continue as a going concern, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
May 16, 2005